Exhibit 99.1



MEADE INSTRUMENTS CORPORATION
6001 OAK CANYON, IRVINE, CALIFORNIA 92618-5200  U.S.A.
(949) 451-1450  o  FAX: (949) 451-1460  o  WWW.MEADE.COM


Brent W. Christensen, CFO                        Philip Bourdillon/Eugene Heller
Meade Instruments Corp.                          Silverman Heller Associates
(949) 451-1450                                   (310) 208-2550

                         MEADE INSTRUMENTS CORP. REPORTS
                       SECOND-QUARTER FISCAL 2004 RESULTS


IRVINE, CALIF. - SEPTEMBER 18, 2003 - MEADE INSTRUMENTS CORP. (NASDAQ NM: MEAD) today reported results for the second quarter of fiscal year 2004, ended August 31, 2003. The Company's fiscal year 2004 ends on February 29, 2004.

Net sales for the three months ended August 31, 2003 were $28.3 million versus $24.0 million in the comparable period a year ago. Excluding non-cash charges for the Company's ESOP, net income for the three months ended August 31, 2003 was $105,000, or $0.01 per diluted share, compared to ESOP-adjusted net income of $253,000, or $0.02 per diluted share, for the comparable period a year ago. Including ESOP charges, second-quarter 2004 net income was $40,000, or $0.00 per diluted share, compared to $134,000, or $0.01 per diluted share, in the comparable period a year ago.

Net sales for the six months ended August 31, 2003 were $52.8 million versus $44.1 million in the comparable period a year ago. Excluding non-cash charges for the Company's ESOP, net loss for the six months ended August 31, 2003 was ($525,000), or ($0.03) per share, compared to ESOP-adjusted net loss of ($98,000), or ($0.01) per share, for the comparable period a year ago. Including ESOP charges, net loss for the six months ended August 31, 2003 was ($672,000), or ($0.04) per share, compared to net loss of ($373,000), or ($0.02) per share, in the comparable period a year ago.

Steven G. Murdock, president and CEO of Meade Instruments, said: "The Mars opposition had a positive impact on second-quarter results, driving an increase in sales of mid-priced and higher-priced telescopes. These increases, however, were offset by a significant decrease in small telescope sales due, in part, to conservative purchasing patterns by certain of our domestic dealers. Sales at the Simmons subsidiary, acquired in October 2002, came in as expected at approximately $8.0 million for the quarter.

"Second-quarter gross margins -- which decreased to 28.9% from 30.7% in the prior year -- reflect price reductions on our higher-priced telescopes and general sales mix variations," said Murdock.

"We continue to be optimistic about the remainder of the year and we reiterate the Company's current expectation that net revenues for fiscal 2004 will be $130 million to $140 million and net income per diluted share, excluding ESOP expense, will be $0.13 to $0.23.," concluded Murdock.

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Meade Instruments is a leading designer and manufacturer of optical products including telescopes and accessories for the beginning to serious amateur astronomer. Meade offers a complete line of binoculars that address the needs of everyone from the casual observer to the serious sporting or birding observer. Meade also offers a complete line of riflescopes under the Simmons(R), Weaver(R) and Redfield(R) brand names. The Company distributes its products worldwide through a network of specialty retailers, mass merchandisers and domestic and foreign distributors. Additional information on Meade is available at www.meade.com.

"SAFE-HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THIS NEWS RELEASE CONTAINS COMMENTS AND FORWARD-LOOKING STATEMENTS BASED ON CURRENT PLANS, EXPECTATIONS, EVENTS, AND FINANCIAL AND INDUSTRY TRENDS THAT MAY AFFECT THE COMPANY'S FUTURE OPERATING RESULTS AND FINANCIAL POSITION EXPECTATIONS, INCLUDING NET SALES AND ESOP ADJUSTED NET INCOME PER DILUTED SHARE FOR FISCAL 2004. SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH CANNOT BE PREDICTED OR QUANTIFIED AND WHICH MAY CAUSE FUTURE ACTIVITIES AND RESULTS OF OPERATIONS TO DIFFER MATERIALLY FROM THOSE DISCUSSED ABOVE. SUCH RISKS AND UNCERTAINTIES INCLUDE, WITHOUT LIMITATION: ANY SIGNIFICANT DECLINE IN GENERAL ECONOMIC CONDITIONS OR UNCERTAINTIES AFFECTING CONSUMER SPENDING; ANY GENERAL DECLINE IN DEMAND FOR THE COMPANY'S PRODUCTS; ANY LOSS OF, OR FAILURE TO REPLACE, ANY SIGNIFICANT PORTION OF THE SALES MADE TO ANY SIGNIFICANT CUSTOMER OF THE COMPANY; THE OCCURRENCE OF UNANTICIPATED OR HIGHER THAN EXPECTED OPERATING COSTS; THE RISKS AND UNCERTAINTIES ASSOCIATED WITH A MANUFACTURING AND DISTRIBUTION COMPANY, SUCH AS LATER THAN EXPECTED PRODUCT INTRODUCTIONS OR MATERIALS SHORTAGES; THE SUCCESSFUL INTEGRATION OF SIMMONS INTO THE COMPANY'S EXISTING OPERATIONS; THE INHERENT RISKS AND LIABILITIES RELATED TO THE SALE OF RIFLESCOPES; THE RISK THAT RIFLESCOPE SALES COULD BE ADVERSELY AFFECTED BY EXISTING OR FURTHER REGULATION OR LEGISLATION RELATING TO THE USE OR SALE OF SUCH PRODUCTS OR RELATED PRODUCTS, SUCH AS FIREARMS; THE RISKS AND UNCERTAINTIES ASSOCIATED WITH LITIGATION; THE INHERENT RISKS ASSOCIATED WITH INTERNATIONAL SALES, AS WELL AS THE OTHER RISKS AND UNCERTAINTIES PREVIOUSLY SET FORTH IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE HISTORICAL RESULTS ACHIEVED ARE NOT NECESSARILY INDICATIVE OF FUTURE PROSPECTS OF THE COMPANY. FOR ADDITIONAL INFORMATION, REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.


                             (Financial Data Follow)

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
                                                       MEADE INSTRUMENTS CORP.
                                                        INCOME STATEMENT DATA
                                                             (Unaudited)
                                           (000s omitted, except share and per share data)

                                                              Three Months Ended August 31,           Six Months Ended August 31,
                                                             --------------------------------      ---------------------------------
                                                                  2003              2002                2003               2002
                                                             -------------      -------------      -------------       -------------
Net sales ............................................       $     28,284       $     24,035       $     52,775        $     44,088
Cost of sales ........................................             20,123             16,653             38,881              30,519
                                                             -------------      -------------      -------------       -------------
   Gross profit ......................................              8,161              7,382             13,894              13,569
Selling expenses .....................................              4,258              3,066              7,585               6,081
General and administrative expenses ..................              3,026              2,936              5,695               5,723
ESOP expense .........................................                125                178                294                 428
Research and development expenses ....................                455                750                989               1,480
                                                             -------------      -------------      -------------       -------------
   Operating income (loss) ...........................                297                452               (669)               (143)
Interest expense .....................................                220                196                436                 435
                                                             -------------      -------------      -------------       -------------
Income (loss) before income taxes ....................                 77                256             (1,105)               (578)
Income tax provision (benefit) .......................                 37                122               (433)               (205)
                                                             -------------      -------------      -------------       -------------
Net income (loss) ....................................       $         40       $        134       $       (672)       $       (373)
                                                             =============      =============      =============       =============

Per share information:
Net income (loss)-- basic and diluted ................       $       0.00       $       0.01       $      (0.04)       $      (0.02)


Weighted average common shares
   outstanding-- basic ...............................         18,876,000         15,162,000         18,832,000          15,107,000
                                                             =============      =============      =============       =============
Weighted average common shares
   outstanding-- diluted .............................         19,026,000         15,468,000         18,832,000          15,107,000
                                                             =============      =============      =============       =============


Reconciliation of Net income (loss), excluding ESOP charges, to Net income
(loss), including ESOP charges (000s omitted, except per share data):

                                                                   Three Months Ended                     Six Months Ended
                                                                       August 31,                            August 31,
                                                             --------------------------------      ---------------------------------
                                                                  2003              2002                2003               2002
                                                             -------------      -------------      -------------       -------------

Net income (loss) ....................................       $         40       $        134       $       (672)       $       (373)
ESOP expense, net of tax .............................                 65                119                147                 275
                                                             -------------      -------------      -------------       -------------
Net income (loss) excluding ESOP, net of tax .........       $        105       $        253       $       (525)       $        (98)
                                                             =============      =============      =============       =============


Per share information:
Net income (loss)-- diluted ..........................       $       0.00       $       0.01       $      (0.04)       $      (0.02)
ESOP expense, net of tax .............................               0.01               0.01               0.01                0.01
                                                             -------------      -------------      -------------       -------------
Net income (loss) excluding ESOP-- diluted ...........       $       0.01       $       0.02       $      (0.03)       $      (0.01)
                                                             =============      =============      =============       =============

Management believes net income, excluding ESOP expense, net of tax is a supplemental financial measure commonly used by management and industry analysts to evaluate the Company's financial performance. The ESOP expense is a non-cash expense related to the allocation of Company stock to participants in its Employee Stock Ownership Plan. The expense related to the ESOP stock allocation is based on the market value of the allocated stock. The market value of the Company's stock has fluctuated significantly over the last several years. Excluding the ESOP expense, net of tax, eliminates the volatility introduced into the income statement by the market value expense of the ESOP allocation. Given the possibility for volatility in the future share price of the Company's stock, the Company is unable to provide guidance with respect to future net income including ESOP charges.